February 26, 2021 Kraton Corporation Fourth Quarter 2020 Earnings Presentation

Kraton Fourth Quarter 2020 Earnings Call 2 Disclaimers Forward Looking Statements Some of the statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation includes forward-looking statements that reflect our plans, beliefs, expectations and current views with respect to, among other things, our financial condition, financial performance and other future events or circumstances. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “on track,” “foresees,” “future,” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in the presentation that are not historical statements including, but not limited to, our expectations regarding matters described on the slide titled “Business Outlook by geography and end use application,” and our expectations regarding our Sustainable products and initiatives, the attainment of cost efficiencies, anticipated cash interest savings, debt reduction, future product and application demand and growth in our core business, and reductions in our greenhouse gas intensity. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission (SEC), and include, but are not limited to, risks related to: our ability to repay or re-finance indebtedness and risk associated with incurring additional indebtedness; receipt and timing of necessary regulatory approvals; our reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; other extraordinary events such as heath epidemics and pandemics and terrorist attacks; limitations in the availability of raw materials; and other factors of which we are currently unaware, deems immaterial or are outside our control. In addition, to the extent any inconsistency or conflict exists between the information included in this presentation and the information included in our prior presentations, releases, reports or other filings with the SEC, the information contained in this presentation updates and supersede such information. We believe our expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assumes no obligation to update such information in light of new information or future events.

Kraton Fourth Quarter 2020 Earnings Call 3 Disclaimers GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (ECRC), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, when filed. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, other income (expense), loss on extinguishment of debt, and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income (loss) calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Certain amounts reported in the prior periods have been reclassified to conform to the current reporting presentation. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Consolidated Net Debt and Consolidated Net Debt, excluding the effect of foreign currency: We define consolidated net debt as total consolidated debt (including debt of KFPC) less consolidated cash and cash equivalents. Management uses consolidated net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using consolidated net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. Consolidated Net Debt, excluding the effect of foreign currency accounts for the FX effect on the Euro denominated borrowing under our term loan facility.

Kraton Fourth Quarter 2020 Earnings Call 4 2020 Highlights

Kraton Fourth Quarter 2020 Earnings Call 5 Fourth Quarter 2020 Financial Highlights ▪ Consolidated net loss of $21.0 million ▪ Polymer segment operating income of $27.2 million ▪ Chemical segment operating income of $6.9 million ▪ Consolidated debt of $950.1 million at 12/31/2020 vs. $1,390.7 million at 12/31/2019 Consolidated Results ▪ Adjusted EBITDA(1) of $54.4 million, up $5.4 million vs. Q4 2019 ▪ Polymer segment Adjusted EBITDA(1) of $30.6 million, up 3.5% vs. Q4 2019 ▪ Chemical segment Adjusted EBITDA(1) of $23.9 million, up 22.3% vs. Q4 2019 ▪ Adjusted EBITDA margin(1)(2) of 13.4% vs. 12.0% in Q4 2019 ▪ Revenue of $406.8 million, down $1.8 million vs. Q4 2019 GAAP Results Debt Reduction & Liquidity ▪ Consolidated debt increased by $4.6 million during Q4 2020. Consolidated net debt, excluding the effect of foreign currency(1), reduced by $41.5 million to $814.2 million ▪ Refinanced ABL facility, extending maturity to December 2025 and improving pricing ▪ Refinanced 7% senior unsecured notes, reducing coupon to 4.25% with annual cash interest savings of approximately $11 million ▪ Substantial financial flexibility supported by $85.9 million of cash and $190.7 million of available borrowing base under the ABL Facility at year end (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue.

Polymer Segment - Q4 2020 and YTD Results

	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2020	2019	Change	2020	2019	Change
			($ In millions)			
Volume (kT)	70.2	66.2	4.0	291.8	296.0	(4.2)
Revenue	$ 214.8	$ 232.5	$ (17.7)	$ 857.6	$ 1,053.0	$ (195.4)
Operating income (loss)	$ 27.2	$ (5.2)	$ 32.4	$ 56.8	$ 57.3	$ (0.5)
Adjusted EBITDA[1]	$ 30.6	$ 29.5	$ 1.0	$ 167.5	$ 188.2	$ (20.7)
Adjusted EBITDA margin[1][2]	14.2 %	12.7 %	150 bps	19.5 %	17.9 %	160 bps

Note: May not foot due to rounding.

Q4'20 vs. Q4'19

- Adjusted EBITDA[1] up 3.5% vs. Q4'19, reflecting higher sales volumes, lower overall fixed costs and higher production rates. Excluding Cariflex, sold in Q1'20, Adjusted EBITDA[1] would have been up $17.0 million vs. Q1'19.
- Sales volume up 6.0%.
  - Specialty Polymers volume up 15.6%, with demand recovery across all regions, particularly into consumer durables and automotive applications.
  - Performance Products volume up 7.4%, reflecting higher sales into paving and roofing and adhesive applications.
- Adjusted Gross Profit[1] of $767 per ton vs. $801 per ton in Q4'19.

2020 vs. 2019

- Adjusted EBITDA[1] down 11.0%, reflecting the sale of our Cariflex business. Excluding Cariflex, sold in Q1'20, Adjusted EBITDA[1] would have been up approximately 18.0% vs. 2019.
- Sales volume down 1.4%. Excluding Cariflex, sales volume would have been up 5.5% vs. 2019.
  - Specialty Polymers volume up 5.2%, primarily driven by demand recovery in Asia.
  - Performance Products volume up 2.2%, reflecting higher sales into paving & roofing and adhesive applications.
- Adjusted Gross Profit[1] of $903 per ton vs. $969 per ton in 2019.

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue..

Kraton Fourth Quarter 2020 Earnings Call 6

Chemical Segment - Q4 2020 and YTD Results

	Three Months Ended December 31, 2020	2019	Change	Twelve Months Ended December 31, 2020	2019	Change
			($ In millions)			
Volume (kT)	117.9	98.0	19.9	425.7	398.6	27.1
Revenue	$ 192.0	$ 176.1	$ 15.9	$ 705.6	$ 751.5	$ (45.9)
Operating income (loss)	$ 6.9	$ (4.8)	$ 11.7	$ (388.4)	$ 62.1	$ (450.5)
Adjusted EBITDA[(1)]	$ 23.9	$ 19.5	$ 4.4	$ 94.6	$ 132.4	$ (37.8)
Adjusted EBITDA margin[(1)(2)]	12.4 %	11.1 %	130 bps	13.4 %	17.6 %	(420 bps)

Note: May not foot due to rounding.

Q4'20 vs. Q4'19

- Adjusted EBITDA[(1)] up 22.3%, reflecting higher sales volumes, partially offset by lower average selling prices, including the impact of higher raw material sales and higher fixed costs, including costs associated with planned maintenance and turnaround activity.
- Sales volume increased 20.3%
  - Performance Chemicals volume up 25.6% on higher TOFA and TOR merchant sales, and higher opportunistic sales of raw materials.
  - Adhesives volume up 9.0% on higher rosin ester sales, reflecting strong global adhesive demand.
  - Tires volume up 27.2% from higher sales of innovation-driven products.

2020 vs. 2019

- Adjusted EBITDA[(1)] down 28.6% reflecting lower average pricing for CST refined products and TOR and related rosin esters, lower sales volumes for TOFA and TOFA upgrades due to market conditions, including the impact of COVID-19, partially offset by higher opportunistic sales of raw materials and TOR and related rosin esters.
- Sales volume increased 6.8%.
  - Performance Chemicals volume up 9.2%, reflecting higher opportunistic sales of raw materials and higher TOR sales, partially offset by lower sales of TOFA and TOFA upgrades.
  - Adhesives volume up 2.7% reflecting strong global rosin ester demand.
  - Tires volume up 0.3%.

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

Kraton Fourth Quarter 2020 Earnings Call 7

Q4 2020 and YTD Consolidated Results

	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2020	2019	Change	2020	2019	Change
	($ In millions, except per share amounts)					
Revenue	$ 406.8	$ 408.5	$ (1.8)	$ 1,563.2	$ 1,804.4	$ (241.3)
Consolidated net income (loss)	$ (21.0)	$ (22.1)	$ 1.1	$ (221.7)	$ 55.8	$ (277.5)
Diluted earnings (loss) per share	$ (0.69)	$ (0.67)	$ (0.02)	$ (7.08)	$ 1.60	$ (8.68)
Operating income (loss)	$ 34.1	$ (9.9)	$ 44.1	$ (331.6)	$ 119.5	$ (451.1)
Adjusted EBITDA[1]	$ 54.4	$ 49.0	$ 5.4	$ 262.1	$ 320.6	$ (58.5)
Adjusted EBITDA margin[1][2]	13.4 %	12.0 %	140 bps	16.8 %	17.8 %	(100 bps)
Adjusted diluted earnings (loss) per share[1][3]	$ 0.23	$ (0.06)	$ 0.29	$ 1.29	$ 2.94	$ (1.65)

Note: May not foot due to rounding.

Operating Income



$34.1
$6.9
$27.2
($9.9)
($5.2)
($4.8)
($331.6)
$56.8
$(388.4)
$119.5
$62.1
$57.3
Q4'20
Q4'19
YTD'20
YTD'19
Polymer
Chemical

Adjusted EBITDA[1]



$54.4
$23.9
$30.6
$49.0
$19.5
$29.5
$262.1
$94.6
$167.5
$320.6
$132.4
$188.2
Q4'20
Q4'19
YTD'20
YTD'19
Polymer
Chemical

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) Q4'19 turnaround costs and FCA impact of $20.8 million impacted Adjusted diluted earnings per share by approximately $0.49 per diluted share

Kraton Fourth Quarter 2020 Earnings Call 8

Balance Sheet and Liquidity

	December 31, 2019	September 30, 2020	December 31, 2020	QTD Change	YTD Change	Maturity
		(In millions)				
ABL Facility	$ —	$ —	$ —	$ —	$ —	Dec-2025
USD Tranche	290.0	—	—	—	(290.0)	Mar-2025
Euro Tranche	277.1	117.3	104.2	(13.1)	(173.0)	Mar-2025
7.0% Senior Notes	394.8	394.8	—	(394.8)	(394.8)	Apr-2025
4.25% Senior Notes	—	—	400.0	400.0	400.0	Dec-2025
5.25% Senior Notes	325.4	340.0	355.4	15.3	30.0	May-2026
KFPC [1][2] loans	102.4	92.6	89.7	(2.9)	(12.7)	Jan-2022
Capital lease	1.0	0.9	0.8	—	(0.2)	Dec-2024
Consolidated debt	$ 1,390.7	$ 945.5	$ 950.1	$ 4.5	$ (440.6)	
Cash	(35.0)	(62.8)	(85.9)	(23.1)	(50.9)	
Consolidated net debt	$ 1,355.6	$ 882.7	$ 864.2	$ (18.5)	$ (491.4)	
Effect of foreign currency on consolidated net debt		(26.9)	(50.0)	(23.0)	(50.0)	
Consolidated net debt, excluding effect of foreign currency [3]		$ 855.7	$ 814.2	$ (41.5)	$ (541.4)	

Note: May not foot due to rounding.

- In 2020, Consolidated Debt reduced by $440.6 million
- In 2020, Consolidated Net Debt, excluding the effect of foreign currency[3], reduced by $541.4 million

- Available Liquidity at 12/31/2020

Cash	$ 85.9 million
ABL Facility	$190.7 million
Total	$276.6 million

Consolidated Net Debt



$1,799
$1,715
$1,595
$1,481
$1,356
$864
01/06/16
12/31/16
12/31/17
12/31/18
12/31/19
12/31/20

(1) Cash at our KFPC joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements.
(2) KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement.
(3) We incurred $43.0 million related to the refinancings of our 7.0% Senior Notes and ABL for the year ended December 31, 2020. Excluding these refinancing impacts, consolidated net debt and consolidated net debt excluding the effect of foreign currency would have been $821.2 million and $771.3 million, respectively.

Kraton Fourth Quarter 2020 Earnings Call 9

Kraton Fourth Quarter 2020 Earnings Call 10 Business Outlook by Geography and End Use Application Well Diversified Portfolio *Analysis based on Q4 TTM revenues. Excludes Cariflex divested March 6, 2020.

Kraton Fourth Quarter 2020 Earnings Call 11 Ensuring Future Success Through Sustainability

Kraton Fourth Quarter 2020 Earnings Call 12 Kraton's Approach to Sustainability

Kraton Fourth Quarter 2020 Earnings Call 13 Kraton's Sustainability-driven Business Model

Kraton Fourth Quarter 2020 Earnings Call 14 REvolutionTM - Rosin Ester Technology

Kraton Fourth Quarter 2020 Earnings Call 15 CirKular+ Technology - Enabling the Circular Economy

Kraton Fourth Quarter 2020 Earnings Call 16 IMSSTM Technology for Automotive Interiors

Appendix

Kraton Fourth Quarter 2020 Earnings Call 18 Polymer Segment – Revenue by Geography and End Use (Full Year 2020) Segment Revenue by Geography Segment Revenue by End Use Americas 45% EMEA 30% Asia Pacific 25% Medical 11% Industrial 9% Adhsv & Coatings 9% Consumer 7% Personal Care 11% Lubricant Additives 7% Polymod 5% Paving 19% Roofing 9% Other 13%

Kraton Fourth Quarter 2020 Earnings Call 19 Polymer Segment – Product Group Revenue by Geography and End Use (Full Year 2020) CARIFLEX PERFORMANCE PRODUCTSSPECIALTY POLYMERS R e ve n u e b y G e o gr ap h y R e ve n u e b y E n d U se Asia Pacific 77% Americas 23% Asia Pacif… 34% EMEA 24% Americas 42% Asia Pacific 9% EMEA 40% Americas 51% Medical 77% Plastic Mod & Compnd/Other 20% Industrial 3% Other 11% Lubricant Additives 18% Polymod 13% Medical 11% Industrial 12% Personal Care 5% Cable Gels 3% Adhsv & Coatings 7% Consumer 20% Paving 37% Personal Care 17% Roofing 16% Pkg & Indust Adhsv 11% Other 11% Industrial 8%

Kraton Fourth Quarter 2020 Earnings Call 20 Chemical Segment – Revenue by Geography and Product Group (Full Year 2020) ADHESIVES 36% of TTM Revenue TIRES 6% of TTM Revenue Chemical Segment TTM Revenue PERFORMANCE CHEMICALS 58% of TTM Revenue Americas 51%EMEA 35% Asia Pacif… 14% Americas 15% EMEA 46% Asia Pacif… 39% Americas 45% EMEA 40% Asia Pacific 15% Americas 43% EMEA 43% Asia Pacif… 14%

Kraton Fourth Quarter 2020 Earnings Call 21 Polymer Reconciliation of Gross Profit to Adjusted Gross Profit Three Months Ended December 31, 2020 Three Months Ended December 31, 2019 Twelve Months Ended December 31, 2020 Twelve Months Ended December 31, 2019 ($ In thousands, except per ton data) Gross profit $ 68,689 $ 41,328 $ 230,261 $ 232,558 Add (deduct): Restructuring and other charges (a) — 115 387 1,030 KFPC startup costs (b) — — — 3,019 Non-cash compensation expense 194 81 615 570 Spread between FIFO and ECRC (15,025) 11,498 32,384 49,565 Adjusted gross profit (non-GAAP) $ 53,858 $ 53,022 $ 263,647 $ 286,742 Sales volume (kilotons) 70.2 66.2 291.8 296.0 Adjusted gross profit per ton (non-GAAP) $ 767 $ 801 $ 903 $ 969 (a) Severance expenses and other restructuring related charges. (b) Startup costs related to the joint venture company, KFPC, which are recorded in costs of goods sold.

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019		
	Polymer	Chemical	Total	Polymer	Chemical	Total
			(In thousands)			
Net loss attributable to Kraton			$ (21,926)			$ (21,264)
Net income (loss) attributable to noncontrolling interest			918			(844)
Consolidated net loss			(21,008)			(22,108)
Add (deduct):						
Income tax (benefit) expense			16,048			(9,932)
Interest expense, net			13,476			18,288
Earnings of unconsolidated joint venture			(147)			(143)
Loss on extinguishment of debt			25,900			3,731
Other (income) expense			(158)			220
Operating income (loss)	$ 27,205	$ 6,906	34,111	$ (5,155)	$ (4,789)	(9,944)
Add (deduct):						
Depreciation and amortization	13,573	18,621	32,194	15,855	22,086	37,941
Other income (expense)	(119)	277	158	(376)	156	(220)
Loss on extinguishment of debt	(25,900)	—	(25,900)	(3,731)	—	(3,731)
Earnings of unconsolidated joint venture	147	—	147	143	—	143
EBITDA (non-GAAP) (a)	14,906	25,804	40,710	6,736	17,453	24,189
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	426	12	438	5,694	138	5,832
Loss on disposal of fixed assets	—	—	—	535	—	535
Loss on extinguishment of debt	25,900	—	25,900	3,731	—	3,731
Non-cash compensation expense	4,350	—	4,350	1,335	—	1,335
Spread between FIFO and ECRC	(15,025)	(1,948)	(16,973)	11,498	1,924	13,422
Adjusted EBITDA (non-GAAP) (a)	$ 30,557	$ 23,868	$ 54,425	$ 29,529	$ 19,515	$ 49,044

a) Include in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $10.9 million for the three months ended December 31, 2020, which represents revenue deferred until the products are sold under the IRSA.

b) Charges related to the evaluation of acquisition and disposition transactions, severance expenses, and other restructuring related charges, which are recorded primarily in selling, general, and administrative expenses.

Kraton Fourth Quarter 2020 Earnings Call 22

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Year Ended December 31, 2020			Year Ended December 31, 2019		
	Polymer	Chemical	Total	Polymer	Chemical	Total
	(In thousands)					
Net income (loss) attributable to Kraton			$ (225,602)			$ 51,305
Net income attributable to noncontrolling interest			3,916			4,512
Consolidated net income (loss)			(221,686)			55,817
Add (deduct):						
Income tax benefit			(32,034)			(11,813)
Interest expense, net			57,930			75,782
Earnings of unconsolidated joint venture			(457)			(506)
Loss on extinguishment of debt			40,843			3,521
Other (income) expense			(995)			(3,339)
Disposition and exit of business activities			(175,189)			—
Operating income (loss)	$ 56,802	$ (388,390)	(331,588)	$ 57,343	$ 62,119	119,462
Add:						
Depreciation and amortization	52,910	73,112	126,022	59,151	77,020	136,171
Disposition and exit of business activities	175,189	—	175,189	—	—	—
Other income (expense)	(87)	1,082	995	(1,923)	5,262	3,339
Loss on extinguishment of debt	(40,843)	—	(40,843)	(3,521)	—	(3,521)
Earnings of unconsolidated joint venture	457	—	457	506	—	506
EBITDA (non-GAAP) (a)	244,428	(314,196)	(69,768)	111,556	144,401	255,957
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	13,656	1,392	15,048	10,475	946	11,421
Disposition and exit of business activities	(175,189)	—	(175,189)	—	—	—
(Gain) loss on disposal of fixed assets	—	(1,316)	(1,316)	535	—	535
Loss on extinguishment of debt	40,843	—	40,843	3,521	—	3,521
Impairment of goodwill	—	400,000	400,000	—	—	—
Hurricane related costs (c)	—	—	—	—	15,025	15,025
Hurricane reimbursements (d)	—	—	—	—	(26,561)	(26,561)
KFPC startup costs (e)	—	—	—	3,019	—	3,019
Sale of emissions credits (f)	—	—	—	—	(4,601)	(4,601)
Non-cash compensation expense	11,361	—	11,361	9,493	—	9,493
Spread between FIFO and ECRC	32,384	8,734	41,118	49,565	3,218	52,783
Adjusted EBITDA (non-GAAP) (a)	$ 167,483	$ 94,614	$ 262,097	$ 188,164	$ 132,428	$ 320,592

Kraton Fourth Quarter 2020 Earnings Call 23

Kraton Fourth Quarter 2020 Earnings Call 24 a) Included in EBITDA is a $32.9 million gain on insurance, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael. Also included in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $18.5 million for the year ended December 31, 2020, which represents revenue deferred until the products are sold under the IRSA. b) Charges related to the evaluation of acquisition and disposition transactions, severance expenses, and other restructuring related charges, which are recorded primarily in selling, general, and administrative expenses. c) Incremental costs related to Hurricane Michael and Hurricane Dorian, which are recorded in cost of goods sold. d) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds. e) Startup costs related to the joint venture company, KFPC, which are recorded in cost of goods sold. f) We recorded a gain of $4.6 million in other income (expense) related to the sale of emissions credits accumulated by our Swedish Chemical legal entity. Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2020	2019	2020	2019
Diluted Earnings Per Share	$ (0.69)	$ (0.67)	$ (7.08)	$ 1.60
Transaction, acquisition related costs, restructuring, and other costs (a)	0.02	0.14	0.36	0.27
Disposition and exit of business activities	0.17	—	(4.77)	—
Loss on disposal of fixed assets	—	0.01	(0.03)	0.01
Loss on extinguishment of debt	0.63	0.09	0.99	0.08
Impairment of goodwill	—	—	12.39	—
Tax restructuring	0.47	—	(1.56)	—
Hurricane related costs (b)	—	—	—	0.55
Hurricane reimbursements (c)	—	—	—	(0.83)
KFPC startup costs (d)	—	—	—	0.04
Sale of emissions credits (e)	—	0.03	—	(0.11)
Spread between FIFO and ECRC	(0.37)	0.34	0.99	1.33
Adjusted Diluted Earnings Per Share (non-GAAP)	$ 0.23	$ (0.06)	$ 1.29	$ 2.94

a) Charges related to the evaluation of acquisition and disposition transactions, severance expenses, and other restructuring related charges, which are recorded primarily in selling, general, and administrative expenses.
b) Incremental costs related to Hurricane Michael and Hurricane Dorian, which are recorded in cost of goods sold.
c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.
d) Startup costs related to the joint venture company, KFPC, which are recorded in cost of goods sold.
e) We recorded a gain of $4.6 million in other income (expense) related to the sale of emissions credits accumulated by our Swedish Chemical legal entity.

Kraton Fourth Quarter 2020 Earnings Call 25